SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2017
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation, and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN Insurance Corporation, an Arizona corporation (“GFNI”); GFN North America Leasing Corporation, a Delaware corporation; GFN North America Corp., a Delaware corporation; GFN Realty Company, LLC, a Delaware limited liability company; GFN Manufacturing Corporation, a Delaware corporation, and its subsidiary, Southern Frac, LLC, a Texas limited liability company (collectively “Southern Frac”); Royal Wolf Holdings Limited, an Australian corporation publicly traded on the Australian Securities Exchange (collectively with its Australian and New Zealand subsidiaries, “Royal Wolf”); Pac-Van, Inc., an Indiana corporation , and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation, doing business as “Container King” (collectively “Pac-Van”); and Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”).

TABLE OF CONTENTS
		Page

Item 1.01	Entry into a Definitive Material Agreement	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 10.1
Amended and Restated Securities Purchase Agreement dated September 19, 2017 by and among Bison Capital Partners V., L.P., General Finance Corporation, GFN Asia Pacific Holdings Pty Ltd., GFN Asia Pacific Finance Pty Ltd. and GFN U.S. Australasia Holdings, Inc.

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Item 1.01    Entry into a Definitive Material Agreement

On September 19, 2017 Bison Capital Partners V., L.P. (“Bison”), GFN, GFN U.S. and two of its Australian subsidiaries, GFN Asia Pacific Holdings Pty Ltd. (“Holdings”) and GFN Asia Pacific Finance Pty Ltd. (“Finance” and collectively with GFN, GFN U.S. and Holdings, the “GFN Parties”) entered into that certain Amended and Restated Securities Purchase Agreement dated September 19, 2017 (the “Amended Securities Purchase Agreement”).

Under the Amended Securities Purchase Agreement, the parties agreed that Bison would act as a collateral agent on behalf of any other parties (each an “Assignee”) to whom Bison assigned its rights under the Amended Securities Purchase Agreement or the promissory notes issued pursuant to the Amended Securities Purchase Agreement (the “Notes”). The parties also agreed that if Bison assigns any interest in the Notes to two or more holders (“Holders”) of the Notes and two or more of such Assignees are not affiliates of one another, then all consents, approvals, waivers, demands and decisions, as well as all rights and remedies, of Bison under the Amended Securities Purchase Agreement shall be made or exercised only by the Holders of a majority of the principal amount of the Notes then outstanding; provided, however, that if a single Holder (including Bison) constitutes a Holder of a majority of the principal amount of the Notes then outstanding, the consents, approvals, waivers, demands and decisions shall be made by no fewer than two Holders who are not affiliates of each other. The Amended Securities Purchase Agreement also provides that a default shall occur if the GFN Parties fail to acquire 100% of the ordinary shares of Royal Wolf Holdings Limited within 180 days of the closing of the sale of the Notes.

The parties to the Amended Securities Purchase Agreement agreed that a default under any other indebtedness of GFN and its subsidiaries (the “Other Indebtedness”) would result in a default under the Amended Securities Purchase Agreement if the principal amount of the Other Indebtedness equaled or exceeded $1,000,000. The parties also agreed that if there was a default under any Other Indebtedness, Bison, acting alone, could waive any default under the Amended Securities Purchase Agreement which arose from a default under any Other Indebtedness whose principal amount equaled or exceeded $1,000,000. The Amended Securities Purchase further provides that any waiver and consent related to the following require the consent of all Holders: the amount to be paid to purchase the Notes, the obligation to pay principal and interest under the Notes, any reduction in the Notes’ interest rate or fees payable with respect to the Notes’ issuance, the maturity date, the schedule of interest payments, subordination of the Notes, the percentage of Noteholders required to amend or waive obligations under the Amended Securities Purchase Agreement, the pro rata treatment of the Notes, Bison serving as a collateral agent, releasing the GFN Parties’ obligations under the Amended Securities Purchase Agreement or any agreement related thereto, the release of any collateral for the Notes or subordinating any lien related to the Notes.

The foregoing description of the Amended Securities Purchase Agreement is qualified in its entirety by the Amended Securities Purchase Agreement, which is attached hereto as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

Exhibit	Exhibit Description

10.1
Amended and Restated Securities Purchase Agreement dated September 19, 2017 by and among Bison Capital Partners V., L.P., General Finance Corporation, GFN Asia Pacific Holdings Pty Ltd., GFN Asia Pacific Finance Pty Ltd. and GFN U.S. Australasia Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: September 22, 2017	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
General Counsel, Vice President and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1
Amended and Restated Securities Purchase Agreement dated September 19, 2017 by and among Bison Capital Partners V., L.P., General Finance Corporation, GFN Asia Pacific Holdings Pty Ltd., GFN Asia Pacific Finance Pty Ltd. and GFN U.S. Australasia Holdings, Inc.

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